Exhibit 1.2
Exhibit A


                              THE MONEY STORE INC.
                             TMS AUTO HOLDINGS, INC.


                        The Money Store Auto Trust 1997-3
                 $31,750,000 Class A-1 5.69% Asset Backed Notes
                 $64,550,000 Class A-2 6.115% Asset Backed Notes
                 $38,700,000 Class A-3 6.30% Asset Backed Notes


                                PRICING AGREEMENT


                                                      September __, 1997


SMITH BARNEY INC.
as Representative ("Representative")
 of the several Underwriters
390 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

     Reference is made to the Underwriting Agreement, dated September __, 1997 (the "Underwriting Agreement"), relating to $31,750,000 aggregate principal amount of Class A-1 5.69% Asset Backed Notes (the "Class A-1 Notes") $64,550,000 aggregate principal amount of Class A-2 6.115% Asset Backed Notes (the "Class A-2 Notes"), $38,700,000 aggregate principal amount of Class A-3 6.30% Asset Backed Notes (the "Class A-3 Notes" and, with the Class A-1 Notes and the Class A-2 Notes the "Notes"), all issued by The Money Store Auto Trust 1997-3 (the "Trust".)

     Pursuant to Section 2 of the Underwriting Agreement, The Money Store Inc. ("TMSI") and TMS Auto Holdings, Inc. (the "Seller") agree with the Representative on behalf of the Underwriters identified in Schedule I of the Underwriting Agreement as follows:

     1. The Class A-1 Interest Rate shall be 5.69% per annum.

     2. The Class A-2 Interest Rate shall be 6.115% per annum.

     3. The Class A-3 Interest Rate shall be 6.30% per annum.

     4. The purchase price for the Class A-1 Notes shall be 99.75% of the initial principal amount of the Class A-1 Notes.

     5. The purchase price for the Class A-2 Notes shall be 99.75% of the initial principal amount of the Class A-2 Notes.

     6. The purchase price for the Class A-3 Notes shall be 99.75% of the initial principal amount of the Class A-3 Notes.

     7. The Notes shall be offered from time to time in negotiated transactions or otherwise, at prices determined at the time of sale.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Seller a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, TMSI and the Seller in accordance with its terms.

                                        Very truly yours,

                                        TMS AUTO HOLDINGS, INC.


                                        By:
                                          Name:
                                          Title:


                                        THE MONEY STORE INC.


                                        By:
                                           Name:
                                           Title:


CONFIRMED AND ACCEPTED, as of
the date first above written:

SMITH BARNEY INC.
CREDIT SUISSE FIRST BOSTON

By: SMITH BARNEY INC.

By:
    Name:
    Title: